EXHIBIT 99.01

FOR IMMEDIATE RELEASE

Contact:

Greg Wood Chief Financial Officer Liberate Technologies (650) 645-4003 gwood@liberate.com	Patrick Nguyen EVP Corporate Development Liberate Technologies (650) 645-4004 pnguyen@liberate.com	Tim Fitzpatrick Comcast Corporation Corporate Communications (215) 981-8515 Tim_Fitzpatrick@comcast.com	David Grabert Cox Communications Director of Media Relations (404) 269-7054 David.Grabert@cox.com

LIBERATE ANNOUNCES AGREEMENT FOR SALE OF NORTH AMERICAN BUSINESS TO DOUBLE C TECHNOLOGIES, A JOINT VENTURE OF COMCAST AND COX

Expected Proceeds Approximately $82 Million

SAN MATEO, Calif., January 10, 2005 — Liberate Technologies (Pink Sheets: LBRT), a leading provider of software for digital cable systems, today announced it had reached agreement to sell substantially all of the assets of its North American business to Double C Technologies, LLC, a joint venture majority owned and controlled by Comcast Corporation (Nasdaq: CMCSA, CMCSK) with a minority investment by Cox Communications, Inc.

Under the terms of the agreement, the joint venture will receive substantially all of the assets, including patents and other intellectual property, and will assume certain limited liabilities related to Liberate’s North American business.  Liberate will receive cash consideration of approximately $82 million. The parties will cross-license technology and intellectual property to one another following the closing for purposes of the continued conduct of their respective businesses.

Liberate is developing a software platform which is intended to provide cable operators with a flexible platform to add new digital cable products and applications.  This platform will become increasingly important as digital cable products continue to evolve and interactive features become more widespread.

“Comcast believes strongly in the future of interactive television and the need for customers to have TV on their terms.  This acquisition, along with our earlier investment in Guideworks and our innovative video on demand platform, will enable Comcast to move faster toward creating a more interactive television experience, “ said Steve Silva, Comcast Executive Vice President, New Business Development.  “Purchasing Liberate’s North American assets will give us greater control over the software platform that will help drive new features that distinguish us from other providers as well as position us to be able to deliver new services that will be enabled by OCAP compliant software in the future.”

“The purchase by industry leaders Comcast and Cox of our North American business demonstrates the strategic importance of the technology we have designed and built,” stated David Lockwood, Chairman and CEO of Liberate Technologies.  “Over the past two years, our management team has successfully restructured our operations and resolved a number of liabilities. This transaction is a strong validation of our work to deliver value to shareholders.”

As part of the transaction, the joint venture will make employment offers to approximately 130 employees, primarily located in London, Ontario, Canada. Liberate will retain its European business and will continue to service its European customers.  In addition, concurrently with the effectiveness of the acquisition agreement, David Lockwood, the Chairman and CEO of Liberate Technologies, is entering into a voting agreement with the joint venture, under which he is agreeing to vote all shares of Liberate stock beneficially owned by him, comprising approximately 12% of the total outstanding shares of Liberate, in favor of the transaction.

The agreement will not become effective until the dismissal of Liberate’s bankruptcy appeal, which Liberate has agreed to actively pursue. To that end, today Liberate is filing a motion in the U.S. District Court for Northern California to dismiss the appeal of its bankruptcy case dismissal.  The agreement is also subject to Liberate shareholder approval, Hart-Scott-Rodino antitrust approval, and other customary closing conditions.

Conference Call

Liberate has scheduled a conference call at 2 p.m. Pacific time January 10 to discuss its second quarter fiscal 2005 financial results.  The call-in number is 888-882-0142. A replay of the call will be available until January 17 on either 402-977-9140 or 800-633-8284, reservation code 21226844. The conference call can also be accessed via live webcast at Liberate’s website (www.liberate.com) and will remain available for replay.

About Liberate Technologies

Liberate Technologies is a leading provider of software for digital cable systems.  Based on industry standards, Liberate’s software enables cable operators to run multiple services — including high-definition television, video on demand, and personal video recorders — on multiple platforms.  Headquartered in San Mateo, California, Liberate has offices in Ontario, Canada, and the United Kingdom.

Liberate and the Liberate design are registered trademarks of Liberate Technologies.  Other product names used in association with these registered trademarks are trademarks of Liberate Technologies.

About Comcast Corporation

Comcast Corporation (Nasdaq: CMCSA, CMCSK) (http://www.comcast.com) is the nation’s leading provider of cable, entertainment and communications products and services. With 21.5 million cable customers and more than 6.5 million high-speed Internet customers, Comcast is principally involved in the development, management and operation of broadband cable networks and in the delivery of programming content.

The Company’s content businesses include: Comcast SportsNet, E! Entertainment Television, Style Network, The Golf Channel, Outdoor Life Network, G4techTV and International Channel Networks as well as a minority investment in TV One. The Company also has a majority ownership in Comcast-Spectacor, whose major holdings include the Philadelphia Flyers NHL hockey team, the Philadelphia 76ers NBA basketball team and two large multipurpose arenas in Philadelphia.

About Cox Communications, Inc.

Cox is a multi-service broadband communications company with approximately 6.6 million total customers, including approximately 6.3 million basic cable subscribers.  The nation’s third-largest cable television provider measured by basic subscribers, Cox offers both analog cable television under the Cox Cable brand as well as advanced digital video service under the Cox Digital Cable brand.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Those statements above that involve expectations or intentions (such as those related to expectations concerning the granting of the motion to dismiss the bankruptcy appeal or the closing of the transactions contemplated by the announced agreement) are forward-looking statements, within the meaning of the U.S. securities laws, that involve risks and uncertainties and are not guarantees of future performance.  You are cautioned that these statements are only predictions, and that forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause actual results to differ materially from those projected in such forward-looking statements.  These risks, assumptions and uncertainties include, but are not limited to: future decisions by the U.S. District Court for the Northern District of California (including with respect to dismissal of the appeal of Liberate’s bankruptcy dismissal), the SEC or other governmental or regulatory bodies; the vote of Liberate’s stockholders; business disruption resulting from the announcement of the asset sale; uncertainties related to litigation; economic and political conditions in the U.S. and abroad; and other risks outlined in Liberate’s filings with the Securities and Exchange Commission, including the annual report on Form 10-K for the year ended May 31, 2004.  All forward-looking statements are only as of the date they are made and Liberate disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

THIS PRESS RELEASE IS BEING FILED PURSUANT TO RULE 14A-12 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

LIBERATE WILL FILE A PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS CONCERNING THE PROPOSED TRANSACTION WITH THE SECURITIES AND EXCHANGE COMMISSION.  INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ON THE PROPOSED TRANSACTION.  YOU WILL BE ABLE TO OBTAIN THE DOCUMENTS FILED WITH THE SEC FREE OF CHARGE AT THE WEB SITE MAINTAINED BY THE SEC AT WWW.SEC.GOV.  IN ADDITION, YOU MAY OBTAIN DOCUMENTS FILED WITH THE SEC BY LIBERATE FREE OF CHARGE BY REQUESTING THEM IN WRITING FROM LIBERATE, 2655 CAMPUS DRIVE, SUITE 250, SAN MATEO, CA 04403, ATTENTION: INVESTOR RELATIONS, OR BY TELEPHONE AT (650) 645-4000.   LIBERATE AND ITS DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM LIBERATE’S STOCKHOLDERS.  A LIST OF THE NAMES OF THOSE DIRECTORS AND EXECUTIVE OFFICERS AND

DESCRIPTIONS OF THEIR INTERESTS IN LIBERATE IS CONTAINED IN LIBERATE’S PROXY STATEMENT DATED SEPTEMBER 13, 2004, WHICH IS FILED WITH THE SEC.  STOCKHOLDERS MAY OBTAIN ADDITIONAL INFORMATION ABOUT THE INTERESTS OF THE DIRECTORS AND EXECUTIVE OFFICERS IN THIS TRANSACTION BY READING THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE.